EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283176) of Urban One, Inc. of our report dated March 20, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
March 20, 2026